Exhibit 99.2

                        VOTING SIDE-LETTER AGREEMENT

      This agreement (the "Agreement") is made as of this 18th day of August, 2004, by and among the persons and entities listed on SCHEDULE I attached hereto (each, a "Series A Stockholder").

      WHEREAS, this Agreement is being entered into in connection with the merger (the "Merger") of Front Porch Merger Corp. ("Mergersub"), a wholly owned subsidiary of Front Porch Digital Inc. ("FPDI"), with and into ManagedStorage International, Inc. ("MSI"), with MSI surviving as a wholly-owned subsidiary of FPDI, pursuant to that certain Agreement and Plan of Merger, dated as of August 16, 2004, by and among FPDI, MSI and Mergersub (the "Merger Agreement");

      WHEREAS, each of the Series A Stockholders held, as of immediately prior to the Merger, shares of MSI's Series C Preferred Stock, which capital stock is being exchanged for shares of Series A Preferred Stock, par value $0.001 per share, of FPDI (the "Series A Preferred Stock"); and

      WHEREAS, pursuant to FPDI's certificate of incorporation as in effect as of immediately following the Merger (as amended or modified by any certificates of designations, the "Charter"), the holders of Series A Preferred Stock are entitled to elect, separately as a single class, three (3) directors of FPDI (each, a "Series A Director").

      NOW THEREFORE, for the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agrees and covenant as follows:

      1. Each Series A Stockholder agrees to vote all of his, her or its shares of Series A Preferred Stock having voting power in connection with the election of Directors and to elect and continue in office as Series A Directors the following:

            (a) one (1) person (the "GHP Nominee") nominated by Great Hill Equity Partners Limited Partnership, which GHP Nominee shall initially be Christopher S. Gaffney;

            (b) one (1) person (the "JPM Nominee") nominated by J.P. Morgan Direct Venture Capital Institutional Investors, LLC; and

            (c) one (1) person (the "Tudor Nominee") nominated by Tudor Ventures II L.P., which Tudor Nominee shall initially be Carmen J. Scarpa;

      2. Each Series A Stockholder agrees to vote all of his, her or its shares of Series A Preferred Stock having voting power for the removal of any Series A Director upon the request of the Series A Stockholder then entitled to nominate such Series A Director as set forth in Section 1 above, and for the election to the Board of Directors of FPDI of a substitute Series A Director designated by such party in accordance with the provisions hereof. Each Series A Stockholder further agrees to vote all of his, her or its shares of Series A Preferred Stock having voting power in such manner as shall be necessary or appropriate to ensure that any vacancy on the Board of Directors of FPDI with respect to Series A Director(s) occurring for any reason shall be filled only in accordance with the provisions of this Agreement.

      3. Each Series A Stockholder agrees, as a condition to any sale, disposition, hypothecation or other transfer (each such action, a "Transfer" and the recipient thereof, a "Transferee") of his, her or its shares of Series A Preferred Stock, to cause the Transferee thereof to agree to the provisions of this Agreement, whereupon such Transferee shall be subject to the provisions hereof to the same extent as the Series A Stockholders in connection with its ownership of the shares so Transferred.

      4. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto as contemplated herein. The rights of the parties hereto hereunder shall be assignable to Transferees of their shares of Series A Preferred Stock as contemplated herein.

      5. This Agreement shall be governed by the laws of the State of Delaware, without regard to conflicts of law principles.

      6. This Agreement may be executed in one or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

      7. This Agreement is intended by the parties as a final expression of their agreement and intended to be complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.

                            [Signature Pages Follow]

      IN WITNESS WHEREOF, each of the undersigned has hereunto set its hand as of the date first above written.



                                          GREAT HILL EQUITY PARTNERS
                                          LIMITED PARTNERSHIP

                                          By:  Great Hill Partners GP, LLC,
                                          its General Partner



                                          By:/s/ Christopher S. Gaffney
                                             --------------------------
                                             Name:  Christopher S. Gaffney
                                             Title: Manager



                                          GREAT HILL INVESTORS, LLC



                                          By:/s/ Christopher S. Gaffney
                                             --------------------------
                                             Name:  Christopher S. Gaffney
                                             Title: Manager







                     [SIGNATURE PAGE TO VOTING SIDE-LETTER]

                                         JPMORGAN CHASE BANK, as
                                         Investment Advisor for J.P.
                                         MORGAN DIRECT VENTURE CAPITAL
                                         INSTITUTIONAL INVESTORS, LLC



                                         By:/s/ Robert E. Kiss
                                            ------------------
                                            Name:  Robert E. Kiss
                                            Title: Portfolio Manager



                                         J.P. MORGAN INVESTMENT MANAGEMENT INC.,
                                         as Investment Advisor for J.P. MORGAN
                                         DIRECT VENTURE CAPITAL PRIVATE
                                         INVESTORS, LLC



                                         By:/s/ Robert E. Kiss
                                            ------------------
                                            Name:  Robert E. Kiss
                                            Title: Portfolio Manager



                                         J.P. MORGAN INVESTMENT MANAGEMENT INC.,
                                         as Investment Advisor for
                                         522 FIFTH AVENUE FUND, L.P.



                                         By:/s/ Robert E. Kiss
                                            ------------------
                                            Name:  Robert E. Kiss
                                            Title: Portfolio Manager



                     [SIGNATURE PAGE TO VOTING SIDE-LETTER]

                                          TUDOR VENTURES II L.P.

                                          By: Tudor Ventures Group, L.P.,
                                          general partner




                                          By:/s/ Carmen J. Scarpa
                                             --------------------
                                          Name:  Carmen J. Scarpa
                                          Title: Managing Director,
                                          Tudor Ventures Group LLC



                                          THE RAPTOR GLOBAL PORTFOLIO LTD.

                                          By: Tudor Investment Corporation
                                          as Investment Adviser




                                          By:/s/ Carmen J. Scarpa
                                             --------------------
                                          Name:  Carmen J. Scarpa
                                          Title: Managing Director



                                          THE ALTAR ROCK FUND L.P.

                                          By: Tudor Investment Corporation
                                          as General Partner




                                          By:/s/ Carmen J. Scarpa
                                             --------------------
                                          Name:  Carmen J. Scarpa
                                          Title: Managing Director


                     [SIGNATURE PAGE TO VOTING SIDE-LETTER]

                                   SCHEDULE I
                                   ----------



GREAT HILL EQUITY PARTNERS LIMITED PARTNERSHIP
GREAT HILL INVESTORS, LLC
J.P. MORGAN DIRECT VENTURE CAPITAL INSTITUTIONAL INVESTORS, LLC
J.P. MORGAN DIRECT VENTURE CAPITAL PRIVATE INVESTORS, LLC
522 FIFTH AVENUE FUND, L.P.
TUDOR VENTURES II L.P.
THE RAPTOR GLOBAL PORTFOLIO LTD.
THE ALTAR ROCK FUND L.P.